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                                                                Exhibit  23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in PSINet Inc.'s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-92157) of our reports dated February 10, 1999, included in Transaction Network Services, Inc.'s Form 10-K for the year ended December 31, 1998, which is incorporated by reference in PSINet Inc.'s Current Report on Form 8-K dated November 23, 1999 as filed on December 1, 1999, and all references to our firm included in this Registration Statement.


                                            /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
January 11, 2000